Exhibit 10.1

TERMINATION AGREEMENT FOR MANAGEMENT AND CONSULTING AGREEMENT

This TERMINATION AGREEMENT FOR MANAGEMENT AND CONSULTING AGREEMENT (this “Agreement”) is entered into as of April 15, 2013, by and among NET ELEMENT INTERNATIONAL INC., a corporation incorporated under the laws of the State of Delaware (“NETE”), and BOND STREET MANAGEMENT LLC, a limited liability company organized under the laws of the Commonwealth of Puerto Rico (“BSM” and, together with NETE, the “Parties”).

WHEREAS, the Parties are parties to an Management and Consulting Services Agreement, dated as of October 24, 2012 (the “Services Agreement”), pursuant to which BSM agreed to provide certain management and consulting services upon the request of NETE as more fully set forth in Section 2 of the Services Agreement (the “Services”) to NETE in exchange for NETE paying Service Fees (as defined in the Services Agreement);

WHEREAS, the Services Agreement provides until the same is terminated in accordance with its terms, it shall be in effect until December 31, 2013, and shall be automatically renewed for a one year term each anniversary date thereafter unless the Agreement is otherwise terminated by NETE or BSM at any time on ninety (90) days’ prior written notice (the “Advanced Termination Notice”).

WHEREAS, in consideration for the execution and delivery of this Agreement and subject to the terms hereof, the Parties desire to terminate the Services Agreement on the Effective Date without delivery of the Advanced Termination Notice.

NOW, THEREFORE, in consideration of the mutual performance of the covenants described in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, the Parties agree as follows:

ARTICLE I

TERMINATION OF SERVICES AGREEMENT; RELEASES AND INDEMNIFICATION

1.                  Termination.

(a)          Subject to the terms and conditions of this Agreement, the Services Agreement is terminated, together with all of the rights and obligations contained in the Services Agreement, with such termination effective as of April 15, 2013 (the “Termination Date”).

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(b)         In connection with the termination of the Services Agreement and subject to the terms hereof, all payment obligations under the Services Agreement shall not apply and are hereby terminated on the Effective Date and none of the Parties shall owe any money to each other.

2.                  Releases.

(a) NETE on behalf of itself and each of its successors, subsidiaries, divisions, affiliates, officers, directors, owners, agents, employees, partners, representatives, attorneys and assigns (each, a “NETE Releasing Party” and, collectively, the “NETE Releasing Parties”), hereby fully and completely releases, waives and forever discharges: (i) BSM and its successors, subsidiaries, divisions, affiliates, officers, directors, owners, agents, employees, partners, representatives, attorneys and assigns (collectively, the “BSM Group”); (ii) Jorge de Jesus (“JDJ”), Zayra Emanuelli (“ZE”), Alberto Hernandez (“AH”), Jorge Rodriguez (“JR”), Francesco Piovanetti (“FP”), Adrian Arroyo (“AA”) and Juan Carlos Bou (“JCB” and together with the BSM Group, JDJ, ZE, AH, JR, FP and AA, each, a “BSM Party” and collectively, the “BSM Parties”); (iii) each BSM Party’s present and former members and partners, owners, and beneficial owners of members and partners; (iv) former and current affiliates of each BSM Party or any other person, individual or entity referenced in clauses (i), (ii) or (iii) of this sentence; (v) any investment vehicle or fund managed by a person, individual or entity referenced in clauses (i) through (vi) of this sentence; (vi) any current or former officers, agents (solely in their capacities as such), representatives, directors and employees of any of the persons, entities or individuals referenced in clauses (i) through (v) of this sentence; (vii) all of the respective heirs, successors, personal representatives, executors and assigns of any of the persons, entities or individuals referenced in clauses (i) through (vi) of this sentence; and (viii) all of the attorneys, agents (solely in their capacities as such) and insurers of any entity or individual referenced in clauses (i) through (vii) of this sentence (individually and collectively, each of the persons, entities or individuals referenced in clauses (i) through (viii), a “BSM Released Party” or “BSM Released Parties”), from any and all actual and potential claims, demands, and causes of action, rights, actions, liens, demands, counterclaims, and suits, damages, and liabilities of every kind and nature whatsoever, whether or not now known, suspected, or claimed, whether in law or in equity (including, without limitation, the cost of investigation, the cost of litigation and attorney’s fees) which the NETE Releasing Parties ever had, now have, or claim to have against the BSM Released Parties including, without limitation, any claim, demand and cause of action in any way related to the Services Agreement and the performance, or failure of performance, of the Services thereunder, or otherwise in connection with or arising from any act, omission, advise, recommendation and/or opinion of any BSM Released Party, acting in any capacity (including, without limitation, as director and officer of NETE or any of the NETE Releasing Parties), and any act or omission of any BSM Released Party related to or in connection with the business, investments and/or assets of NETE or any of the NETE Releasing Parties, including without limitation, any claims of fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable law (collectively, the “NETE Claims”) whether or not known, suspected, claimed, developed or undeveloped, anticipated or unanticipated, from the beginning of time through the Effective Date, provided, however, that the NETE Releasing Parties reserve all of their rights in connection with claims brought by third parties not otherwise a party to this agreement. Notwithstanding anything to the contrary herein, nothing in this Section 2 (a) shall release or discharge the BSM Released Parties from their obligations under this Agreement or any other agreement between the Parties or their affiliates.

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(b)   BSM, on behalf of itself and each of its successors, subsidiaries, divisions, affiliates, officers, directors, owners, agents, employees, partners, representatives, attorneys and assigns (collectively, the “BSM Releasing Parties”), hereby fully and completely releases, waives and forever discharges the NETE and its successors, subsidiaries, divisions, affiliates, officers, directors, owners, agents, employees, partners, representatives, attorneys and assigns (collectively, the “NETE Released Parties”), from any and all actual and potential claims, demands, and causes of action, rights, actions, liens, demands, counterclaims, and suits, damages, and liabilities of every kind and nature whatsoever, whether or not now known, suspected, or claimed, whether in law or in equity (including, without limitation, the cost of investigation, the cost of litigation and attorney’s fees) which the BSM Releasing Parties ever had, now have, or claim to have against the NETE Released Parties including, without limitation, any claim, demand and cause of action in any way related to the Services Agreement and the performance, or failure of performance, of the Services thereunder, or otherwise in connection with or arising from any act, omission or failure to act of any NETE Released Party, acting in any capacity (including, without limitation, as director and officer of NETE or any of the NETE Releasing Parties) including without limitation, any claims of fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable law (collectively, the “BSM Claims”, and, together with NETE Claims, the "Claims") whether or not known, suspected, claimed, developed or undeveloped, anticipated or unanticipated, from the beginning of time through the Effective Date. Notwithstanding anything to the contrary herein, nothing in this Section 2 (b) shall release or discharge the NETE Released Parties from their obligations under this Agreement or any other agreement between the Parties or their affiliates.

(c)          The NETE Releasing Parties and the BSM Releasing Parties acknowledge that they are aware that they, or their attorneys or agents, may hereafter discover claims or facts in addition to or different from those which they now know or believe to exist with respect to the subject matter of this Section 2 and the Services Agreement, but that it is the intention of the Parties to hereby fully, finally, and forever to settle and release all of the matters set forth in this Section 2. In furtherance of this intention, the releases herein given shall be and remain in effect as full and complete releases notwithstanding the discovery or existence of any such additional or different facts.

(d)   Each Party expressly waives any and all rights and benefits conferred upon such Party by statute, if any, to the effect that general releases do not extend to unsuspected Claims.

(e)    Each Party agrees not to commence or otherwise pursue or permit to be pursued on his or its behalf or on behalf of any of its affiliates, any Claims based on any of the contractual, legal or other Claims that are released, discharged, superseded, replaced or voided in this Section 2. In the event that any Party asserts or pursues (or permits the pursuit on his or its behalf) any Claim in violation of this Section 2(e) (such violating Party, the “Party in Violation”), such Party in Violation shall be liable and shall indemnify the Party or Parties in opposition to such Claim for all attorney’s fees and costs incurred or paid by such Party or Parties in opposition in connection with such Claim. The Party in Violation shall advance to the Party or Parties in opposition to such Claim the reasonable costs and expenses of investigating and/or defending any such Claim, subject to receiving a written undertaking from such Party or Parties in opposition to such Claim to repay any such amounts advanced to such Party or Parties in the event and to the extent of any subsequent determination that the Party or Parties in opposition to such Claim was or were not entitled to indemnification under this Section 3.

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3.                  Indemnification.

Notwithstanding anything in this Agreement to the contrary, NETE hereby expressly confirms, acknowledges and agrees that its obligations to indemnify, defend and hold harmless, extended and afforded to the BSM Released Parties and to any other “Indemnified Person” (as defined in the Services Agreement) pursuant to Section 11 of the Services Agreement is valid and binding and shall survive the termination of the Services Agreement. Moreover, NETE hereby expressly confirms, acknowledges and agrees that its obligations to indemnify and hold harmless, are heretofore extended and afforded to AH and FP as former officers and/or directors, as applicable, of NETE and certain of its subsidiaries or affiliates under NETE’s Amended and Restated Certificate of Incorporation (including, without limitation under Article IX thereof), shall continue to apply to and cover, to the same extent and subject to the same conditions and limitations, to any claims, liabilities and expenses that may hereafter be asserted against or incurred by AH and/or FP arising from or relating to any actions taken or omissions by AH and/or FP in their former capacities as officers and/or directors, as applicable, prior to, and notwithstanding, the termination of such capacity.

4.                  D&O Insurance.

Solely for such BSM Released Parties that are currently covered by the NETE’s current D&O Insurance, NETE agrees that it shall keep in full force and effect Directors and Officers Liability Insurance (“D&O Insurance”) having coverage limits, as to the number of occurrences and amount of coverage for each occurrence, at least equal in amount and quality to the NETE’s current D&O Insurance, and that such coverage shall continue to extend to and encompass actions taken or omitted by any BSM Released Party that is currently covered by the NETE’s current D&O Insurance, as applicable, subject to customary qualifications and conditions.

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ARTICLE II

REPRESENTATIONS AND WARRANTIES OF NETE

NETE represents and warrants to BSM as follows:

1.                  Authorization. NETE has all necessary power and authority to execute, deliver and perform this Agreement and has taken all necessary action to consummate the transactions contemplated hereby and to perform its obligations hereunder. This Agreement has been duly executed and delivered by NETE and is the valid and binding obligation of NETE, enforceable against it in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect relating to or limiting creditors’ rights generally and (ii) general principles of equity.

2.                  Violations and Effect. Neither the execution and delivery of this Agreement, nor the performance of or compliance with any of its terms and provisions, conflicts with or will conflict with, or will result in the breach of any of the terms, conditions or provisions of any governing instruments, contract or any other agreement or restriction to which NETE is a party or by which it is bound, or constitute a default thereunder or violate any judgment, order, injunction, decree or award of any court, administrative agency or governmental body by which NETE is bound or subject, or contravenes any law, rule or regulation binding on NETE or requires the consent or approval of or any notice to any bureau, commission, board or regulatory agency.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF BSM

BSM represents and warrants to NETE as follows:

1.                  Authorization. BSM has all necessary power and authority to execute, deliver and perform this Agreement and has taken all necessary action to consummate the transactions contemplated hereby and to perform its obligations hereunder. This Agreement has been duly executed and delivered by BSM and is the valid and binding obligation of BSM, enforceable against it in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect relating to or limiting creditors’ rights generally and (ii) general principles of equity.

2.                  Violations and Effect. Neither the execution and delivery of this Agreement, nor the performance of or compliance with any of its terms and provisions, conflicts with or will conflict with, or will result in the breach of any of the terms, conditions or provisions of any governing instruments, contract or any other agreement or restriction to which BSM is a party or by which it is bound, or constitute a default thereunder or violate any judgment, order, injunction, decree or award of any court, administrative agency or governmental body by which BSM is bound or subject, or contravenes any law, rule or regulation binding on BSM or requires the consent or approval of or any notice to any bureau, commission, board or regulatory agency.

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ARTICLE IV

SURVIVAL

All representations, warranties, covenants and agreements of the parties contained in this Agreement as well Sections 9 and 10 of the Services Agreement shall survive the execution of this Agreement and the transactions contemplated hereunder.

ARTICLE V

GENERAL CONDITIONS

1.                  Amendment and Modification. This Agreement may be amended, modified, or supplemented only by mutual written consent of the Parties.

2.                  Governing Law; Arbitration. This Agreement and the legal relations between the Parties shall be governed by and construed in accordance with the laws of the State of New York without giving effect to any conflict of law provision. Any dispute, controversy or claim arising out of or relating to this Agreement, including any question regarding its existence, validity, interpretation, breach or termination, shall be finally resolved by arbitration under the International Arbitration Rules of the International Centre for Dispute Resolution of the American Arbitration Association, which Rules are deemed to be incorporated by reference into this clause. The tribunal shall consist of three arbitrators. The seat of the arbitration shall be in Miami, Florida. Any award of the tribunal shall be binding from the day it is made, and the parties hereby waive any right to refer any question of law and any right of appeal on the law and/or merits to any court. Nothing in these dispute resolution provisions shall be construed as preventing either party from seeking conservatory or similar interim relief in any court of competent jurisdiction.

3.                  Binding Effect. This Agreement shall (i) be binding on each of the Parties and their respective successors and assigns, and (ii) inure to the benefit of each of the Parties and their respective successors and assigns.

4.                  Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

5.                  Headings. The headings of the Sections and Articles of this Agreement are inserted for convenience only and shall not constitute a part hereof.

6.                  Severability. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held illegal, invalid, or unenforceable, the remainder of this Agreement or the application of such provision to other persons or circumstances shall not be affected thereby.

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7.                  Entire Agreement. This Agreement contains the entire understanding of the Parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings other than those expressly set forth or referred to herein and therein. This Agreement supersedes all prior agreements and understandings between the Parties with respect to such subject matter.

8.                  Confidentiality. No Party shall disclose the contents of this Agreement unless required by law or applicable regulation, regulatory authorities, or legal process without the prior consent of the other Party; provided, however, that any of the Parties may disclose the contents of this Agreement to enforce its rights and remedies hereunder. With respect to the foregoing under which disclosure may be made, such permitted disclosure may also be made to professionals employed by the Parties, provided that each such persons agrees to keep such disclosed information confidential on the same terms as provided in this Section.

Notwithstanding anything to the contrary, the Parties (and each employee, representative, or other agent of each Party) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to each Party relating to such tax treatment and tax structure. The preceding sentence shall be effective immediately upon the commencement of discussions between the Parties (whether such discussions commenced verbally, in writing or otherwise) that are related to the terms of this Agreement.

9.                  Further Assurances. At any time and from time to time the Parties shall, without further consideration, execute and deliver to each other such other instruments of transfer and shall take such other action as may be reasonably requested to carry out the transactions contemplated by this Agreement.

10.                Advice of Counsel; Voluntariness. The Parties acknowledge (a) that they have been separately represented by counsel and have received the benefit of the advice of counsel in connection with the negotiation and execution of this Agreement, (b) that, other than as stated in this Agreement, no party, agent, attorney or other person has made any promise or inducement to enter into this Agreement, (c) that each Party hereto has entered into this Agreement of its own free will and without any threat of intimidation, coercion or undue influence, and (d) the representations and warranties made in this Agreement have been made based on adequate knowledge and information, and after consultation with legal counsel of their choice.

11.                No Admission of Wrongdoing. This Agreement, whether or not consummated, its execution or delivery, any negotiations relating thereto, and any actions taken pursuant to it, do not constitute, and shall not be offered or received against any Party as evidence of, or construed as, or deemed to be evidence of any presumption, concession or admission by any Party with respect to the truth of any fact or the validity or invalidity of any claim, counterclaim or defense thereto that has been or could have been asserted, or of any liability, negligence, fault or wrongdoing in any proceeding.

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12.                 Third Party-Beneficiaries. The Parties agree that each BSM Released Party and each NETE Released Party shall each be an express third party beneficiary of this Agreement.

IN WITNESS WHEREOF, each Party has caused this Agreement to be executed by its duly authorized representative, as of the day and year first written above.

NET ELEMENT INTERNATIONAL, INC.

By:	/s/ Jonathan New
Name:	Jonathan New
Title:	Chief Financial Officer

BOND STREET MANAGEMENT LLC

By:	/s/ Jorge R. Rodriguez
Name:	Jorge R. Rodríguez
Title:	Managing Member and CFO

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